Exhibit 23.4


                                January 15, 1998

To Whom it May Concern:

     We hereby consent to the use of our fairness opinion letter attached as Appendix B and to the reference to our firm under the heading "Opinion of MSB's Financial Advisor" in the Registration Statement filed by Lakeland Bancorp, Inc. with the Securities and Exchange Commission in connection with the proposed acquisition of Metropolitan State Bank by Lakeland Bancorp, Inc.

                                        Very truly yours,


                                        CAPITAL CONSULTANTS OF
                                             PRINCETON, INC.